Corindus Vascular Robotics, Inc. 8-K

Exhibit 99.1

Corindus Reports First Quarter 2019 Results

Eleven purchase orders for CorPath GRX Systems as adoption grows

WALTHAM, Mass.—May 7, 2019 - Corindus Vascular Robotics, Inc. (NYSE American: CVRS), a leading developer of precision vascular robotics, today reported financial results for its first quarter ended March 31, 2019.

Recent Financial Highlights and Business Accomplishments:

●	Revenue totaled $3.0 million during the first quarter of 2019, including sale and installation of nine CorPath GRX Systems;

●	Recorded purchase orders for 11 CorPath GRX Systems, an increase of 83% compared to purchase orders received in Q4 2018 and 267% growth compared to the purchase orders received in Q1 2018;

●	Sold 602 single-use cassettes in the quarter, generating revenue of nearly $0.3 million;

●	Completed the first-ever clinical robotic-assisted percutaneous coronary intervention (PCI) procedures in Japan in partnership with Takafumi Ueno, MD, PhD, Director of Interventional Cardiology, Center of Cardiovascular Disease, Kurume University Hospital, marking initial enrollment in a post-market study of CorPath GRX;

●	Received CE mark for a neurovascular indication, allowing the Company to sell neurovascular robots in 33 countries that accept CE mark;

●	Received an order for the first CorPath GRX System in Italy;

●	Continued advancement of co-development and co-commercialization partnership discussions to advance the neurovascular robotic platform with remote capabilities; and

●	Raised approximately $19.8 million in gross proceeds in a private placement sale of unregistered Corindus shares to a large institutional investor and existing investors (Hudson Executive Capital and BioStar Ventures):
o	Per the terms of the transaction, Corindus was required to register the investor-owned shares on a Form S-3 Registration Statement, for which we plan to file the final prospectus tomorrow.
o	Although now registered for potential sale by the investors sometime in the future, the shares sold in this transaction continue to be subject to the six-month lockup period required in the private placement transaction.

“We are pleased with the positive trends in adoption and usage of our robotic technology during the first quarter of 2019. The eleven purchase orders for the CorPath GRX System received and a record number of disposable cassettes in the quarter reflect our continued momentum. Customers are also increasingly opting for service agreements, reflecting their commitment to robotic procedures over the long-term,” said Mark Toland, President and Chief Executive Officer.

“We continue to build out our global footprint with new installations in Japan and Europe and believe the addition of CE mark for neurovascular treatment will enable us to expand our opportunities in the European markets. Ongoing demonstrations at multiple medical conferences continue to drive demand, as physicians and hospital administrators increasingly embrace the power of robotics today, with potential to overcome geographic disparities through access to life-saving interventions tomorrow. 2019 is shaping up to be an exciting year of growth for Corindus,” concluded Toland.

First Quarter 2019 Financial Results

Revenue in the first quarter of 2019 totaled $3.0 million, compared to $1.5 million in the same period of the prior year. During the quarter, Corindus installed nine new CorPath GRX Systems, increasing the installed base of CorPath GRX to 61 systems at the end of the quarter. Two additional units (including one system upgrade) were ordered but not installed as of March 31, 2019.

Gross profit in the first quarter of 2019 totaled $0.6 million compared to a loss of $0.4 million in the first quarter of 2018.

Selling, general and administrative expenses totaled $7.1 million in the first quarter of 2019, compared to $7.5 million in the first quarter of 2018.

Research and development expenses totaled $2.9 million for the first quarter of 2019, compared to $2.1 million in the first quarter of 2018.

Net loss totaled $9.7 million in the first quarter of 2019, compared to a net loss of $10.1 million in the first quarter of 2018.

Cash and cash equivalents as of March 31, 2019 were $37.8 million. In Q1 2019, Corindus completed a private placement transaction, raising an aggregate amount of $19.8 million in gross proceeds.

Webcast and Conference Call Information

Management will host a conference call and webcast today beginning at 4:30pm EDT to discuss financial results and recent business developments.

Investors interested in listening to the conference call may do so by dialing (833) 286-5802 (for domestic callers) or (647) 689-4447 (for international callers), using Conference ID: 5649418 To listen to a live webcast, please visit the "Investor Relations" section of the Company’s website at: www.corindus.com.

Following the call, a replay will be available on the Investor Relations section of the Company’s website.

About Corindus Vascular Robotics, Inc.

Corindus Vascular Robotics, Inc. is a global technology leader in robotic-assisted vascular interventions. The Company’s CorPath® platform is the first FDA-cleared medical device to bring robotic precision to percutaneous coronary and vascular procedures. CorPath GRX is the second-generation robotic-assisted technology offering enhancements to the platform by adding important key upgrades that increase precision, improve workflow, and extend the capabilities and range of procedures that can be performed robotically. We are focused on developing innovative robotic solutions to revolutionize treatment of emergent conditions by providing specialized and timely medical care to patients around the world. For additional information, visit www.corindus.com, and follow @CorindusInc.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Corindus to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that includes terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to Corindus’ beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Corindus’ control.

Examples of such statements include statements regarding or such as:

●	That the Company plans to file a final prospectus tomorrow;
●	That the addition of CE mark for neurovascular treatment will enable us to expand our opportunities in the European markets;
●	That physicians and hospitals will increasingly embrace the power of robotics;
●	The potential for robotics to overcome geographic disparities through access to life-saving interventions; and
●	That 2019 is shaping up to be an exciting year of growth for Corindus.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described in the sections titled "Risk Factors" in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, including, but not limited to the following: our ability to expand our technology platform and achieve the advances necessary for telestenting and remote procedures, including in humans; our ability to expand our technology platform for use in other segments of the vascular intervention market, including neurointerventional and other more complex cardiac interventions; obtaining necessary regulatory approvals for the use on humans and marketing of our products in the United States and in other countries, including for stroke and other neurovascular interventions; the rate of adoption of our CorPath System and the rate of use of our cassettes; risks associated with market acceptance, including pricing and reimbursement; our ability to enforce our intellectual property rights; our need for additional funds to support our operations; our ability to manage expenses and cash flow; factors relating to engineering, regulatory, manufacturing, sales and customer service challenges; potential safety and regulatory issues that could slow or suspend our sales; and the effect of credit, financial and economic conditions on capital spending by our potential customers. Forward looking statements speak only as of the date they are made. Corindus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date. More information is available on Corindus' website at http://www.corindus.com.

For more information, contact:

Media Contact:

Matter for Corindus

Jessica Wolter

978-518-4536

corindus@matternow.com

www.matternow.com

Investor Contact:

Lisa Wilson

In-Site Communications, Inc.

T: 917-543-9932

ir@corindus.com

Financial Tables Follow

CORINDUS VASCULAR ROBOTICS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$37,760	$23,849
Accounts receivable	3,861	4,599
Inventories, net	1,866	2,508
Prepaid expenses and other current assets	1,035	447
Total current assets	44,522	31,403

Property and equipment, net	1,793	1,779
Operating lease right-of-use asset	1,028	—
Deposits and other assets	317	343
Total assets	$47,660	$33,525

Liabilities, preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$2,627	$3,591
Accrued expenses	3,443	3,292
Deferred revenue	734	662
Current portion of long-term debt	1,981	1,011
Current portion of operating lease liability	580	—
Current portion of finance lease liability	58	56
Total current liabilities	9,423	8,612

Long-term liabilities:
Deferred revenue, net of current portion	362	285
Long-term debt, net of current portion	12,194	10,774
Long-term operating lease liability, net of current portion	542	—
Long-term finance lease liability, net of current portion	31	46
Other liabilities	—	62
Total long-term liabilities	13,129	11,167
Total liabilities	22,552	19,779

Commitments and contingencies

Total preferred stock	23,699	22,952

Total stockholders' equity (deficit)	1,409	(9,206)
Total liabilities, preferred stock and stockholders' equity (deficit)	$47,660	$33,525

CORINDUS VASCULAR ROBOTICS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2019	2018
Revenue:
Systems	$2,494	$970
Capital upgrades	—	176
Cassettes and accessories	291	235
Services	251	104
Total revenue	3,036	1,485

Cost of revenue	2,414	1,929
Gross profit (loss)	622	(444)

Operating expenses:
Research and development	2,876	2,135
Selling, general and administrative	7,147	7,455
Total operating expense	10,023	9,590

Operating loss	(9,401)	(10,034)

Other income (expense)
Warrant revaluation	—	30
Interest, net	(270)	(44)
Other, net	(6)	(2)
Total other income (expense), net	(276)	(16)

Net loss	$(9,677)	$(10,050)

Accretion of beneficial conversion feature of Series A preferred stock	—	(5,236)
Dividends on preferred stock	(747)	(125)

Net loss attributable to common stockholders	$(10,424)	$(15,411)

Net loss per share attributable to common stockholders--basic and diluted	$(0.05)	$(0.08)

Weighted-average common shares used in computing net loss per share attributable to common stockholders--basic and diluted	196,691,907	188,771,216

Comprehensive loss	$(9,677)	$(10,050)